EXHIBIT 1.1
PLACEMENT AGENCY AGREEMENT
May 30, 2007
Stephens Inc.
950 E. Paces Ferry Road, Suite 2850
Atlanta, Georgia 30326
Ladies and Gentlemen:
     DXP Enterprises, Inc., a Texas corporation (the “Company”), proposes to sell to certain investors (collectively, the “Investors”) up to an aggregate of 1,000,000 shares (the “Shares”) of Common Stock, $.01 par value per share (the “Common Stock”), of the Company. Pursuant to this Agreement, the Company engages Stephens Inc. (the “Placement Agent”) as the exclusive placement agent in connection with the sale of the Shares. The Shares are described in the Prospectus that is referred to below.
     The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-134603) dated May 31, 2006 (the “registration statement”). The registration statement has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the Basic Prospectus (as defined below), describing the Shares and the offering thereof, in substantially such form as has been provided to and approved by the Placement Agent.
     The term “Registration Statement” as used in this Agreement means the registration statement, at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. The term “Basic Prospectus” as used in this Agreement means the prospectus included in the registration statement at the time it became effective. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement which the Company will file with the Commission pursuant to Rule 424(b) under the Act , on or before the first business day following execution of this Agreement. The term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date of the Prospectus Supplement, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system

(“EDGAR”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the NASDAQ Global Market is open for trading.
     The term “Disclosure Package” shall mean (i) the Prospectus as of the date and time of execution of this Agreement, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Exhibit A hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     The Company hereby confirms its agreement with the Placement Agent as follows:
          1. Agreement to Act as Placement Agent.
          (a) On the basis of the representations and warranties of the Company set forth in Section 4 hereof and subject to the terms and conditions set forth in this Agreement, the Company hereby engages the Placement Agent to act as the exclusive placement agent, on a reasonable efforts basis, in connection with the offer and sale by the Company of Shares to the Investors. As compensation for services rendered, at the time of purchase (as defined in Section 2 hereof) the Company shall pay to the Placement Agent, by Federal Funds wire transfer to an account or accounts designated by the Placement Agent, an amount equal to 4.5% of the gross proceeds received by the Company from the sale of the Shares at the time of purchase. The Shares are being sold at a price of $47.00 per share of Common Stock.
          (b) In soliciting purchases of Shares, the Placement Agent shall act solely, as the Company’s agent and not as principal, and this Agreement shall not give rise to any commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Shares. Notwithstanding the foregoing, it is understood and agreed that the Placement Agent or its affiliates may, solely at their discretion and without any obligation to do so, purchase Shares as principals; provided, however, that any such purchases by the Placement Agent or its affiliates shall be fully disclosed to the Company, including the identity of such Investors, and accepted by the Company in accordance with Section 1(c).
          (c) Offers for the purchase of Shares may be solicited by the Placement Agent at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent may also retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering and sale of the Shares. Until the earlier of the time of purchase or the termination of this Agreement, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Shares other than through the Placement Agent. The Placement Agent shall have no authority to bind the Company in respect of the sale of any Shares. The Placement Agent shall communicate, orally or in writing, to the Company each reasonable offer or indication of interest received by it to purchase Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. The Placement Agent shall make commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not be obligated to disclose the identity of any potential Investor or have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligation to deliver Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold harmless the Placement Agent against any loss, claim, damage or expense arising from or as a result of such default by the Company.
          2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made at the office of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201 (or at such other place as shall be agreed upon by the Placement Agent and the Company), at 10:00 A.M., Central Daylight Time, on June 4, 2007, unless another time and date shall be agreed to by the Placement Agent and the Company. Subject to the terms and conditions hereof, payment of the purchase price for the Shares shall be made by the Investors against delivery of certificates for the Shares to the Investors. The Shares shall be registered in the names of the Investors and shall be in such denominations as are requested at least one business day prior to the date of closing by written notice from the Placement Agent to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Deliveries of the documents described in Section 6 hereof with respect to the purchase and delivery of the Shares shall be made at the office of Alston & Bird LLP at the time of purchase.
          3. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to and agrees with the Company that it has not distributed and will not, without the Company’s consent, distribute, prior to the time of purchase, any free writing prospectus as defined in Rule 433 under the Act other than the Issuer Free Writing Prospectuses listed on Exhibit A or otherwise approved by the Company.
          4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agent that:
          (a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Company was eligible to use Form S-3 on the date the Registration Statement was filed and on the date hereof and all conditions to the use of Form S-3 have been satisfied; the Company is not an ineligible issuer as such term is defined in Rule 405 under the Act; no fundamental change (as referenced in Item 512 of the Commission’s Regulation S-K) to the information set forth in the Registration Statement has occurred since the date of filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006; the Registration Statement as of the date of this Agreement meets, and the offering of the Shares complies with, the requirements of Rule 415 under the Act; the Registration Statement complied when it became effective, complies and will comply at the time of purchase, and the Prospectus complied as of its date, complies and will comply at the time of purchase, in all material respects with the requirements of the Act (including said Rule 415); the Registration Statement did not at the time of effectiveness, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not as of its date, does not and will not at the time of purchase contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as amended to date, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, Prospectus or Disclosure Package in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;
          (b) the Company has not distributed and will not distribute, prior to the time of purchase, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Placement Agent (which consent shall not be unreasonably withheld) or listed in Exhibit A hereto; the Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 under the Act; each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the time of purchase, as defined herein, did not, does not and will not contain any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, and if at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Placement Agent and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict; each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act; except for the Issuer Free Writing Prospectuses identified in Exhibit A hereto and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus, as such term is defined in Rule 405 under the Act; and the Company has satisfied and will satisfy the conditions of Rule 433 under the Act such that any electronic road show need not be filed with the Commission;
          (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with the power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and to execute and deliver this Agreement;
          (d) each subsidiary of the Company (collectively, the “Subsidiaries”) has been duly organized and is validly existing and is in good standing under the laws of its jurisdiction of organization, with the power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package; all of the issued shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and are non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all interests of each Subsidiary that is not a corporation have been duly authorized and validly issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except where the failure (i) to be so organized, validly existing and in good standing, (ii) to have such power and authority and (iii) to be so duly authorized, validly issued, fully paid, nonassessable and owned would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”);
          (e) each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
          (f) all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and as of the date set forth therein, the Company shall have an authorized and outstanding capitalization as set forth in the Prospectus under the heading “Capitalization” (subject to the subsequent issuance of shares of Common Stock upon conversion of existing convertible securities and exercise by employees of existing stock options disclosed as outstanding in the Disclosure Package and the subsequent grant to employees, under the existing stock-based compensation plans of the Company and its Subsidiaries described in the Prospectus (the “Company Stock Plans”), of stock options and shares of restricted stock that are not exercisable or vested, as the case may be, during the Lock-up Period (as such term is defined in Section 5(j) hereof));
          (g) the Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free of any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights;
          (h) the authorized capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;
          (i) this Agreement has been duly authorized, executed and delivered by the Company;
          (j) neither the Company nor any of its Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its articles of incorporation or bylaws or corresponding organizational documents, as the case may be, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except where such breach, violation or default (other than a breach or violation of, or default under, the Company’s articles of incorporation or bylaws or any of the Subsidiaries’ corresponding organizational documents) would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the articles of incorporation or bylaws of the Company or the corresponding organizational documents of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except where such breach, violation or default (other than a breach or violation of, or default under, the Company’s articles of incorporation or bylaws or any of the Subsidiaries’ corresponding organizational documents) would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement;

          (k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or of or with the NASDAQ Global Market is required in connection with the sale by the Company of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration under the Act of the offer and sale of the Shares, (ii) listing of the Shares on the NASDAQ Global Market, (iii) approval of the offering terms and arrangements by the National Association of Securities Dealers, Inc. (the “NASD”), (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, (v) such others as have been obtained or taken and are in full force and effect and (vi) such notices or filings that would not individually or in the aggregate have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement;
          (l) no approval of the shareholders of the Company is required under the laws of the State of Texas or the rules and regulations of The Nasdaq Stock Market (including Rule 4350 of the Nasdaq Marketplace Rules) in connection with the sale by the Company of the Shares or the consummation by the Company of the transactions contemplated hereby;
          (m) except as disclosed in the Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or other securities of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or other securities of the Company, and (iii) except as provided herein, no person has the right to act as an underwriter, placement agent or financial advisor to the Company or to receive a brokerage commission or a finder’s fee in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise and except, in each case, for such rights as have been duly and validly satisfied or waived; except as disclosed in the Disclosure Package, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise other than such rights as have been duly and validly satisfied or waived;
          (n) except as described in the Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulations D or S under the Act, other than shares issued pursuant to the Company Stock Plans;
          (o) each of the Company and its Subsidiaries has all licenses, authorizations, consents and approvals and has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all authorizations, consents and approvals from other persons, necessary in order to conduct its business as described in the Disclosure Package except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
          (p) except as disclosed in the Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, nor is there, to the Company’s knowledge, any reasonable basis for the assertion of any actions, suits, claims, investigations or proceedings, to which the Company or any of its Subsidiaries or any of their directors or officers is or would be a party or of which any of their properties is or would be subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby;
          (q) to the Company’s knowledge, Hein & Associates LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act;
          (r) the audited financial statements included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company at the dates and for the periods specified, subject, in the case of unaudited interim statements, to normal, year-end audit adjustments, and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved, except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements; the other financial data of the Company contained in the Registration Statement and the Disclosure Package are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package and the Prospectus that are not included as required by the Act; and the Company does not have any material liabilities or obligations, direct or contingent, not disclosed in the Registration Statement or the Disclosure Package;

          (s) except as described in the Disclosure Package, with respect to stock options and             shares of restricted stock granted to employees pursuant to the Company Stock Plans, (i) each stock option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), so qualifies, (ii) each grant of a stock option or of shares of restricted stock was duly authorized no later than the date on which such grant was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Global Market and any other exchange on which Company securities are traded, (iv) the per share exercise price of each stock option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is and has been no policy or practice of the Company of granting, stock options or shares of restricted stock prior to, or otherwise coordinating the grant of stock options or shares of restricted stock with, the release or other public announcements of material information regarding the Company or its Subsidiaries or their results of operations or prospects;
          (t) subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (i) any event that has had, or that reasonably could be expected to have, a Material Adverse Effect, (ii) any transaction which is material to the Company or any Subsidiary, except obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company, except obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iv) any change in the capital stock of the Company or any Subsidiary (except for the issuance of shares of Common Stock upon conversion of existing convertible securities and exercise by employees of existing stock options disclosed as outstanding in the Disclosure Package and the grant to employees, under the Company Stock Plans, of stock options and shares of restricted stock that are not exercisable or vested, as the case may be, during the Lock-up Period (as such term is defined in Section 5(j) hereof)) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;
          (u) neither the Company nor any Subsidiary is, or will be after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Disclosure Package, an “investment company” or an entity “controlled”

by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor any Subsidiary is a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code;
          (v) except as described in the Disclosure Package, the Company and its Subsidiaries have good title to all material property (real and personal) described in the Disclosure Package as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, or subject only to liens, claims, security interests or other encumbrances that do not individually or in the aggregate materially affect the value of such property or materially interfere with the use of such property by the Company and its Subsidiaries; and all the property described in the Disclosure Package as being held under lease by the Company and its Subsidiaries is held thereby under valid, subsisting and enforceable leases except as would not result in a Material Adverse Effect;
          (w) except as described in the Disclosure Package, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property”) described in the Disclosure Package as being owned or licensed by them, except where such failure to do so would not have a Material Adverse Effect; to the Company’s knowledge and except as described in the Disclosure Package, the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for or other rights to use, all Intellectual Property used in, or necessary for the conduct of, their current business as described in the Disclosure Package except as would not result in a Material Adverse Effect; to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or written claim by others that the Company or any of its Subsidiaries infringes any Intellectual Property rights of others, except as would not result in a Material Adverse Effect; to the Company’s knowledge, the conduct of its current business as described in the Disclosure Package does not infringe any issued patents or registered trademarks of others and neither the Company nor any of its Subsidiaries has knowingly misappropriated any trade secrets of others, except as would result in a Material Adverse Effect; and to the Company’s knowledge, none of the technology used by the Company or any of its Subsidiaries as described in the Disclosure Package has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s knowledge, upon any of its officers, directors or employees except as would not result in a Material Adverse Effect;
          (x) Each material contract, agreement and license listed as an exhibit to or described in the Registration Statement or the Disclosure Package to which the Company or any of its Subsidiaries is bound is legal, valid, binding, enforceable and in full force and effect against the Company or such Subsidiary, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies; neither the Company nor any of its Subsidiaries is in material breach or default with respect to any such contract, agreement and license; to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license; and neither the Company nor any of its Subsidiaries has repudiated any material provision of any such contract, agreement or license;
          (y) the Company is not engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company, except in the cases of clauses (i) and (ii) for such actions which would not, individually or in the aggregate, have a Material Adverse Effect;
          (z) the Company and its Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required to conduct their business under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) except as would not, individually or in the aggregate, have a Material Adverse Effect (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law applicable to the

Company or any Subsidiary relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
          (aa) all material tax returns required to be filed by the Company and its Subsidiaries have been filed and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due have been paid or accrued, other than those being contested in good faith and which, if resolved unfavorably to the Company, would not result in a Material Adverse Effect;
          (bb) the Company and its Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as they deem appropriate; such insurance insures against such losses and risks to an extent which is customary for the business and the locations in which the Company and its Subsidiaries are engaged; and all such insurance is fully in force on the date hereof and the Company has no reason to believe that such insurance will not be fully in force at the time of purchase;
          (cc) except as otherwise disclosed in the Disclosure Package, the Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (y) access to assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (dd) except as otherwise disclosed in the Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;
          (ee) the Company has established and maintains disclosure controls and procedures as such term is defined in Rule 13a-15(e) under the Exchange Act; the principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)

and any related rules and regulations promulgated thereunder by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act;
          (ff) neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package; and
          (gg) neither the Company nor, to the Company’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     In addition, any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the closing of the sale of the Shares shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.
          5. Certain Covenants of the Company. The Company hereby agrees:
          (a) to furnish to the Placement Agent in Atlanta, Georgia, from time to time, as many copies of the Registration Statement, the Disclosure Package and the Prospectus (or of the Prospectus as amended or supplemented), as the Placement Agent may reasonably request;
          (b) until the time of purchase, to advise the Placement Agent promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of the institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to promptly use its commercially reasonable efforts to obtain the lifting or removal of such order; to advise the Placement Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated by reference therein, and to provide the Placement Agent and its counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Placement Agent shall reasonably object;
          (c) until the time of purchase, to advise the Placement Agent promptly of the happening of any event which might require the making of any change in the Disclosure Package or the Prospectus then being used so that the Disclosure Package or the

Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, prior to the time of purchase, if deemed necessary or appropriate by the Company or the Placement Agent, and subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Placement Agent promptly such amendments or supplements to the Registration Statement, the Disclosure Package or such Prospectus as may be necessary to reflect any such change;
          (d) not to make, without the prior approval of the Placement Agent, and the Placement Agent agrees not to make, without the prior approval of the Company, which approvals shall not be unreasonably withheld, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained by the Company under Rule 433 of the Act (any such free writing prospectus approved by the Placement Agent or the Company being hereinafter referred to as a “Permitted Free Writing Prospectus”), and to comply with the requirements of Rules 164 and 433 under the Act applicable to free writing prospectuses, including in respect of timely filing with the Commission, legending and recordkeeping;
          (e) to endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Placement Agent reasonably shall request;
          (f) to make generally available to its security holders, and to deliver to the Placement Agent, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;
          (g) to comply with all the undertakings contained in the Registration Statement;
          (h) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to reimburse the Placement Agent promptly upon request for all reasonable and documented out of pocket expenses actually incurred by the Placement Agent (including, without limitation, the reasonable fees, disbursements and other charges of its legal counsel and other experts);
          (i) whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all of the Company’s costs, expenses, fees and taxes in connection with (i) this Agreement and any of the transactions contemplated hereby, (ii) the preparation and filing of the Registration Statement, the Basic Prospectus, each Prospectus Supplement, the Prospectus, any electronic road show and any amendments or supplements thereto and each Issuer Free Writing Prospectus, and the printing and furnishing of copies of each thereof to the Placement Agent and the Investors (including costs of mailing and shipment), (iii) the producing, word processing and/or printing of this Agreement and the reproduction and/or printing and furnishing of copies of each thereof to the Placement Agent and the Investors, (iv) the fee payable to the NASD related to its review of the offering terms and arrangements, (v) any fee payable to The Nasdaq Stock Market for listing the Shares on the NASDAQ Global Market, (vi) the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to dealers, (vii) the expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the employees and representatives of the Company and any such consultants, and the cost of any aircraft chartered with the approval of the Company in connection with the road show, (viii) the fees and disbursements of any transfer agent or registrar for the Shares, and (ix) the performance of the Company’s other obligations hereunder;
          (j) not to directly or indirectly sell, offer, contract or grant any option to sell, pledge or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition or transfer of) any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act (except for registration statements on Form S-8) relating to the offer and sale of any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or publicly announce any intention to do any of the foregoing, for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Placement Agent, except for (i) the Company’s sale of the Shares as contemplated hereunder, (ii) issuances of shares of Common Stock upon conversion of existing convertible securities and exercise by employees of existing stock options disclosed as outstanding in the Disclosure Package, and (iii) the grant to employees, under the Company Stock Plans, of stock options and shares of restricted stock that are not exercisable or vested, as the case may be, during the Lock-Up Period; provided, however, that if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed hereby shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Placement Agent waives, in writing, such extension; and the Company agrees to provide notice to the Placement Agent of any event that would result in an extension of the Lock-Up Period;

          (k) to (i) as soon as practicable following execution of this Agreement, (A) prepare a final term sheet related to the offering of the Shares containing only information that describes the final terms of the offering in a form reasonably acceptable to the Placement Agent and to file such final term sheet within the period required by Rule 433 under the Act and (B) issue a press release reasonably acceptable to the Placement Agent disclosing all material terms of the transactions contemplated hereby, and (ii) on or before the first business day following execution of this Agreement, (Y) file the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Act and (Z) file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and other documents required by the Exchange Act to be filed as exhibits thereto;
          (l) to maintain a transfer agent and, if necessary under the laws of the State of Texas, a registrar for the Common Stock; and
          (m) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, to use commercially reasonable efforts to cause such post-effective amendment to become effective as soon as possible and to advise the Placement Agent promptly and, if requested by the Placement Agent, to confirm such advice in writing, when such post-effective amendment has become effective.
          6. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) the Company shall furnish to the Placement Agent at the time of purchase an opinion of Fulbright & Jaworski L.L.P., counsel to the Company, addressed to the Placement Agent and dated the time of purchase, in form and substance satisfactory to Alston & Bird LLP, counsel to the Placement Agent, in form and substance satisfactory to the Placement Agent;
          (b) the Placement Agent shall have received from Hein & Associates LLP letters dated, respectively, the date of this Agreement and the time of purchase, and addressed to the Placement Agent in the forms heretofore approved by the Placement Agent;
          (c) the Company shall have furnished to the Placement Agent a lock-up agreement in the form of Exhibit B hereto from each director and executive officer of the Company and from each record and beneficial owner of more than five percent of the Common Stock of the Company, and such agreements shall be in full force and effect at the time of purchase;

          (d) the Placement Agent shall have received at the time of purchase an opinion of Alston & Bird LLP, dated the time of purchase, in form and substance satisfactory to the Placement Agent;
          (e) prior to the time of purchase, no Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Placement Agent reasonably shall have objected;
          (f) prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the NASD shall have confirmed that is has no objection with regard to the fairness and reasonableness of the offering terms and conditions; and (v) all filings required by Rule 424, Rule 430A, Rule 430B, Rule 430C and Rule 433 under the Act shall have been timely made;
          (g) subsequent to the execution and delivery of this Agreement and prior to the time of purchase, there shall not have been (i) any event that has had, or that reasonably could be expected to have, a Material Adverse Effect, (ii) any transaction which is material to the Company or any Subsidiary and not disclosed in the Disclosure Package, except obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and its Subsidiaries taken as a whole, except obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iv) any change in the capital stock of the Company or any Subsidiary (except for the issuance of shares of Common Stock upon conversion of existing convertible securities and exercise by employees of existing stock options disclosed as outstanding in the Disclosure Package and the grant to employees, under the Company Stock Plans, of stock options and shares of restricted stock that are not exercisable or vested, as the case may be, during the Lock-up Period) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company that, in each case, makes it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Prospectus;
          (h) the Company shall have delivered to the Placement Agent a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto; and

          (i) the Company shall have furnished to the Placement Agent such other documents and certificates as the Placement Agent or its counsel may reasonably request;
          7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
     The obligations of the Placement Agent hereunder shall be subject to termination in the absolute discretion of the Placement Agent if, at any time prior to the time of purchase, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
     If the sale of the Shares, as contemplated by this Agreement, is not carried out for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 8 hereof) and the Placement Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).
          8. Indemnification.
          (a) The Company agrees (i) to indemnify, defend and hold harmless the Placement Agent, its directors, officers, employees and representatives, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (including the reasonable costs of investigation and defense) to which the Placement Agent or any such person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing

Prospectus, the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) in whole or in part upon any act or failure to act or alleged act or failure to act by the Placement Agent in reliance upon (A) or (B), and in connection with or relating in any manner to the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon any matter covered by clause (A) or (B) above, and (ii) to reimburse the Placement Agent, its officers, directors, employees and representatives and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Placement Agent) as such expenses are reasonably incurred by the Placement Agent or its officers, directors, employees and representatives or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability, expense or action to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto); and provided further, that such indemnity agreement shall not apply to any loss, claim, damage, liability, expense or action to the extent arising out of or based upon an untrue statement or omission of a material fact contained in the Disclosure Package or Prospectus which was corrected in a supplement to the Disclosure Package or Prospectus that was provided to the Placement Agent prior to the distribution by it of a term sheet that reflects the pricing and other final terms of the offering contemplated hereby. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
          (b) The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and representatives, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) (including the reasonable cost of investigation and defense) to which the Company, or any such director, officer, employee, representative or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein; and to reimburse the Company, or any such director, officer, employee, representative or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such indemnitee) reasonably incurred by the Company or any such director, officer, employee, representative, agent or controlling person in connection with investigating, defending, settling, compromising, appearing as a third party witness or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Placement Agent has furnished to the Company expressly for use in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the second sentence of the third paragraph of the Prospectus Supplement under the caption “Plan of Distribution.” The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Placement Agent might otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that a conflict exists between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
          (d) The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (e) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any loss, claim, damage, liability, expense or action referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, expense or action (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage, liability, expense or action, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total commissions received by the Placement Agent, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate net proceeds. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses and actions referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were sold and distributed to the public exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person controlling the Placement Agent or any affiliate of the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) delivery of the Shares.
          9. Relationship of Parties.
          (a) The Company acknowledges and agrees that: (i) the placement of the Shares pursuant to this Agreement, including the determination of commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, and the Company is capable of evaluating and understanding, and understands and accepts the terms, risks and conditions of, the transactions contemplated by the Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, the Placement Agent is and has been acting solely for its own account and is not the financial advisor or fiduciary of the Company, its affiliates, shareholders, creditors or employees, or any other party; (iii) the Placement Agent has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters), and the Placement Agent has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the Placement Agent has no obligation to disclose any such interests by virtue of any advisory or fiduciary relationship; and (v) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.
          (b) The Company will make available to the Placement Agent all information concerning the business, assets, operations and financial condition of the Company which the Placement Agent reasonably requests, and all such information shall be accurate and complete in all material respects. Except as otherwise provided herein, the Company will be solely responsible for the contents of the Disclosure Package.
          (c) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Placement Agent, on the other, with respect to the subject matter hereof.
          10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Placement Agent, shall be sufficient in all respects if delivered or sent to (i) Stephens Inc., 950 E. Paces Ferry Road, Suite 2850, Atlanta, Georgia 30326, Attention: Brad C. Yates, with copies to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attention: M. Hill Jeffries; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 7272 Pinemont Drive, Houston, Texas 77040, Attention: Mac McConnell, with copies to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, Attention: Laura J. McMahon.
          11. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.
          12. Waiver of Jury Trial. Each of the Placement Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.
          13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent and the Company and to the extent provided in Section 8 hereof any person or entity entitled to indemnification thereunder, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Placement Agent) shall acquire or have any right under or by virtue of this Agreement.

          14. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.
          15. Successors and Assigns. This Agreement shall be binding upon the Placement Agent and the Company and their successors and assigns and any successor or assign of the Company’s and the Placement Agent’s respective businesses and/or assets.
          16. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     If the foregoing correctly sets forth the understanding between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agent.

Very truly yours, DXP ENTERPRISES, INC.
By:	/s/ Mac McConnell
Name: Mac McConnell
Title: Senior Vice President and Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of itself,

STEPHENS INC.
By:	/s/ Brad C. Yates
Name: Brad C. Yates
Title: Managing Director

Exhibit A
ISSUER FREE WRITING PROSPECTUSES
None

A-1

Exhibit B
FORM OF LOCK-UP AGREEMENT
June 4, 2007
Stephens Inc.
950 E. Paces Ferry Road, Suite 2850
Atlanta, Georgia 30326
Re: DXP Enterprises, Inc. (the “Company”)
Ladies and Gentlemen:
     The undersigned is an owner of record or beneficially of shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to issue and sell shares of its Common Stock (the “Offering”) for which you will act as the placement agent. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into placement arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Stephens Inc. (“Stephens”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition or transfer of), including the filing (or participation in the filing) of a registration statement (except for a registration statement on Form S-8) with the Securities and Exchange Commission in respect of, any shares of Common Stock, options to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus Supplement relating to the Offering (the “Lock-Up Period”). The foregoing sentence shall not apply to (i) a sale of any or all of the shares of Common Stock owned by the undersigned pursuant to a “Rule 10b5-1 plan” of the undersigned, (ii) a bona fide gift or gifts or (iii) the transfer of any or all of the shares of Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in each of (ii) and (iii) above, it shall be a condition to such transfer that the transferee executes and delivers to Stephens an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter. In addition, the undersigned agrees that, without the prior written consent of Stephens, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Stephens waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Placement Agency Agreement to provide notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 5(j) of the Placement Agency Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.
     It is understood that if (a) the Company advises Stephens in writing that the parties do not intend to proceed with the Offering, (b) either the Company or Stephens shall advise the other party in writing that the Offering has been terminated, (c) the Placement Agency Agreement does not become effective, or (d) the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then the undersigned will be released from all obligations under this letter.
     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.
     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

Exhibit C
OFFICERS’ CERTIFICATE
     1. We have reviewed the Placement Agency Agreement, the Registration Statement, the Disclosure Package and the Prospectus, each as defined in the Placement Agency Agreement, and all of the documents incorporated by reference in such documents.
     2. The representations and warranties of the Company as set forth in the Placement Agency Agreement are true and correct in all material respects as of the time of purchase.
     3. The Company has performed in all material respects all of its obligations under the Placement Agency Agreement that are to be performed at or before the time of purchase.
     4. The conditions set forth in Section 6(f) of the Placement Agency Agreement have been fully satisfied.
     5. Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been (i) any event that has had, or that reasonably could be expected to have, a Material Adverse Effect, (ii) any transaction which is material to the Company or any Subsidiary and not disclosed in the Disclosure Package, except obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and its Subsidiaries taken as a whole, except obligations and liabilities incurred in the ordinary course of business consistent with past practice, (iv) any change in the capital stock of the Company or any Subsidiary (except for the issuance of shares of Common Stock upon conversion of existing convertible securities and exercise by employees of existing stock options disclosed as outstanding in the Disclosure Package and the grant to employees, under the Company Stock Plans, of stock options and shares of restricted stock that are not exercisable or vested, as the case may be, during the Lock-up Period) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.
     6. Subsequent to the execution of the Placement Agency Agreement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth; there has been no Issuer Free Writing Prospectus required to be filed under Rule 433(d) of the Commission that has not been so filed; and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference into the Disclosure Package or the Prospectus that has not been so filed.